EXHIBIT 10.2


              NEWS- For Release December 7, 1998, 8:45 a.m. Eastern
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

Horizontal Ventures, Inc.  Saba Petroleum Company
630 Fifth Avenue, Suite 1501                                                3201 Airpark Drive, Suite 201
New York, NY 10111                                                          Santa Maria, CA 93455
(Nasdaq:HVNV)                                                               (AMEX:SAB)
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                        FOR FURTHER INFORMATION CONTACT:

Peter A. Zambelli                                                           Sultan Mahmud
Investor Relations                                                          Investor Relations
(212) 218-4680                                                              (805) 347-8700
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HORIZONTAL VENTURES, INC. AND SABA PETROLEUM COMPANY
                                 AGREE TO MERGE

Horizontal Ventures, Inc. (Nasdaq:HVNV) disclosed today that at a special meeting of the Board of Directors of Saba Petroleum Company (AMEX:SAB), Horizontal Ventures' proposal to merge and call a special shareholders' meeting to vote upon the acquisition by HVNV of 100% of the issued and outstanding Common Stock of Saba Petroleum Company was approved. Under the approved proposal, Saba shareholders will receive 1 share of HVNV Common Stock for each 6 shares of Saba outstanding on the date of the merger based on a total of 11,385,726 shares (11,052,393 outstanding and 333,333 authorized to be issued). The conversion ratio was priced on a 55% premium ($2.02 per share) for the Saba stock based upon a 31 calendar day average closing price compared to the average HVNV price for the same period with no premium($12.14 per share). The Companies are expected to file a joint Proxy and Registration Statement by December 10, 1998 and call a special shareholders meeting.

Additionally, Saba extended until January 31, 1999, the closing of the HVNV private placement in the amount of $6.5 million.

Randeep Grewal, Chairman and CEO of Horizontal Ventures said, "Our current controlling equity stake in Saba Petroleum Company precipitated this proposal in consolidating the resources and expertise of the two companies to focus on a collective business strategy. The combined entity will capitalize on the synergistic assets of both HVNV and Saba. The merged Company intends to divest certain non-core assets to satisfy the outstanding liabilities."

"The merged Company will focus on applying our proprietary horizontal drilling technology on its reserves in California, increasing the production, transferring the production into the wholly owned asphalt refinery and efficiently placing the asphalt into the lucrative and stable asphalt market. Such a strategy provides a firm hedge to oil price fluctuations and thus the current oil price has little relevance to the merged Company's business strategy."

The merged company is expected to have a low debt structure and high degree of liquidity, and to be listed on the Nasdaq NMS market.

Note: This release includes certain statements that may be deemed to be "forward looking statements" which are subject to risks and uncertainties that could cause actual results to differ materially from those projected or forecasted. Such risks and uncertainties include, but are not limited to, the ability to raise required capital, conclude its transaction with Saba, development and exploration, drilling of wells, reserve estimates, future production of oil and gas, business strategies, expansion and growth of Horizontal Ventures operations and other such matters, including those discussed in the Company's filing with the Securities and Exchange Commission.

Except for historical information contained herein, the statements in this Release are forward-looking statements that are made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties which may cause the Company's actual results in future periods to differ materially from forecasted results. These risks and uncertainties include, among other things, volatility of oil prices, product demand, market competition, risks inherent in the Company's international operations, imprecision of reserve estimates, the availability of additional oil and gas assets for acquisition on commercially reasonable terms, and the Company's ability to replace and exploit its existing oil and gas reserves. These and other risks are described in the Company's Annual Report on Form 10-K and in the Company's other filings with the Securities and Exchange Commission.